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                                                                  EXHIBIT 3.1(b)

                                MHI GROUP, INC.

                                     BYLAWS
                       (As Restated @ November 22, 1991)

                              ARTICLE I. - OFFICES

                 Section 1. The principal office of MHI Group, Inc., the "Company" shall be in the City of Tallahassee, County of Leon, State of Florida.

                 Section 2. The Company may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the Company may require.

                     ARTICLE II. - MEETINGS OF STOCKHOLDERS

                 Section 1. All meetings of the stockholders for the election of directors shall be in the City of Tallahassee, State of Florida, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. Annual meetings of stockholders shall be held on a date and time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                 Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                 Section 4. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meetings, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of the Company, may be called by the Chairman and shall be called by the Chairman or Secretary at the

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request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                 Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                 Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                 Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of the Company. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of the Company, a different vote is required in which case such express provision shall govern and control the decision of such question.

                 Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder; but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                 Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action of such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of the Company authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the total number of votes as may be authorized in the certificate of the Company; provided that in no case shall the written consent be by the

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holders of stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                            ARTICLE III - DIRECTORS

                 Section 1. The number of directors which shall constitute the whole Board shall be not less than three nor more than fifteen. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the Annual Meeting. The directors shall be elected at the Annual Meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                 Any director may be removed from office, with or without cause, at any time by vote of the stockholders at a regular or special meeting thereof, or by a majority of the directors then in office with the director whose removal is under consideration being disqualified from voting on such removal. A successor director need not be elected to fill any vacancy by removal of a director.

                 Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), a Court of competent jurisdiction may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                 Section 3. The business of the Company shall be managed by its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the certificate of the Company or by these bylaws directed or required to be exercised or done by the stockholders.

                 Section 4. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Florida.

                 Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the Annual Meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first

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meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                 Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                 Section 7. Special meetings of the Board may be called by the Chairman on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman or Secretary in like manner and on like notice on the written request of two directors.

                 Section 8. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of the Company. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 Section 9. Unless otherwise restricted by the certificate in the Company or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committees.

                 Section 10. The Board of Directors may, by majority of the vote of the Board, designate one or more committees, each committee to consist of two or more of the officers and directors of the Company. The Board may designate one or more officers or directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed on all papers which may require it; provided, however, that in the absence or disqualification of a member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another officer or director to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                 Section 11. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors when required.

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                 Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              ARTICLE IV - NOTICES

                 Section 1. Whenever, under the provisions of the statutes or of the certificate of the Company or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless expressly stated, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or facsimile.

                 Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of the Company or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

                 Section 1. The officers of the Company shall be elected by the Board of Directors and shall be a Chairman of the Board (who shall be a director of the Company), a President, a Vice-President, a Secretary and/or a Treasurer. The Board of Directors may also elect additional Vice-Presidents, and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of the Company or these bylaws otherwise provide.

                 Section 2. The Board of Directors at its first meeting after each Annual Meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and/or a Treasurer.

                 Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                 Section 4. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

                 Section 5. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by

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the Board of Directors.

                 Section 6. The Chairman or President shall execute bonds, mortgages, deeds and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors, some other officer or agent of the Company.

                 Section 7. In the absence or disability of the Chairman of the Board, or in the event of his refusal to act, the President shall exercise the powers and perform the duties of the Chairman. In the absence or disability of the President, or in the event of his refusal to act, then the Vice-Presidents (in the order designated by the Board of Directors, or in the absence of such designation in the order of their election) shall exercise the powers and perform the duties of the Chairman.

                 Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and maintain records of all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman under whose supervision he/she shall be. He/She shall have custody of the corporate seal of the Company and he/she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his/her signature.

                 Section 9. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                 Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

                 Section 11. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the Company.

                 Section 12. If required by the Board of Directors, the Treasurer shall give

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the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the Company.

                 Section 13. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       ARTICLE VI - CERTIFICATES OF STOCK

                 Section 1. Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the Chairman of the Board of Directors, the President or Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.

                 If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the certificate which the Company shall issue to represent such class or series of stock. Alternatively, each certificate may contain the requirements of form and content of certificates as required by Florida Statute 607.025(3) or such other statute as hereinafter amended.

                 Section 2. When a certificate is countersigned (1) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

                 Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

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                 Section 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 Section 5. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 Section 6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                        ARTICLE VII - GENERAL PROVISIONS

                                   Dividends

                 Section 1. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of the Company, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of the Company.

                 Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property, of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                Annual Statement

                 Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Company.

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                                     Checks

                 Section 4. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  Fiscal Year

                 Section 5. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

                                      Seal

                 Section 6. The corporate seal shall have inscribed thereon the name of the Company and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           ARTICLE VIII - AMENDMENTS

                 Section 1. These bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

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